UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

FPB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 SE Port St. Lucie Boulevard, FL		34952
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 8, 2010, FPB Bancorp, Inc. (the “Company”) received an advisory letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Marketplace Rule 5550(a)(2) (the “Bid Price Rule”) because the closing bid price per share of its common stock has been below $1.00 per share for 30 consecutive business days. The Nasdaq advisory letter was issued in accordance with standard Nasdaq procedures. In accordance with Marketplace Rule 5810(c)(3)(A), the Company has been provided with 180 calendar day grace period, or until April 6, 2011, to regain compliance with the Bid Price Rule.

The advisory letter has no effect on the listing of the Company’s common stock at this time and its common stock will continue to trade on the Nasdaq Global Market under the symbol “FPBI.” A copy of the advisory letter is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Letter from The Nasdaq Stock Market dated October 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)

Date: October 14, 2010

/S/ NANCY E. AUMACK
Nancy E. Aumack
Chief Financial Officer